Exhibit 23

KPMG LLP	Telephone (416) 777-8500
Chartered Professional Accountants	Fax (416) 777-8818
Bay Adelaide Centre
333 Bay Street, Suite 4600
Toronto ON M5H 2S5

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Canadian Derivatives Clearing Corporation
We consent to the use of our audit report dated February 10, 2016 on the financial statements of Canadian Derivatives Clearing Corporation, which comprise the balance sheets as of December 31, 2015 and December 31, 2014, and the related income statements, statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the years in the three-year period ended December 31, 2015, in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-20 (File No. 333-184288) and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment No.4 to the Registration Statement on Form S-20 (File No. 333-184288) and in the prospectus contained therein.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants

March 31, 2016
Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
("KPMG International"), a Swiss entity. KPMG Canada provides services to KPMG LLP.